AGREEMENT  made this 22nd day of April,  1998, by and between Anhui Liu

An Beer Company Ltd., a Peoples'  Republic of China  corporation  (the "Seller")

and  Victoria  Beverage  Company  Limited,  an  Isle  of  Man  corporation  (the

"Purchaser");

         WHEREAS,  the  Seller  is the  owner  of a  certain  number  of  shares representing  the ownership of fifty-five  percent (55%) of Anhui Haodun Brewery

Co., Ltd. (the "Brewery") (the "Brewery Stock"); and

         WHEREAS,  Seller wishes to sell the Brewery  Stock to  Purchaser;

         NOW, THEREFORE, in consideration of the premises and promises contained herein the signatory parties agree hereto as follows:

         1. Seller  herewith and hereby sells to Victoria the Brewery  Stock and

Victoria herewith and hereby purchases the Brewery Stock from the Seller;

         2.  The  purchase   price  for  the  Brewery  Stock  is  and  shall  be

US$10,500,000 which sum shall be due and payable to the Seller within sixty (60)

days of the date of this  Agreement  and  shall be  payable,  at the  option  of

Victoria in funds, securities or evidence of indebtedness.

         3. The Seller represents and warrants that they are authorized to enter into this  agreement  and that they are the  owners of the  Brewery  Stock,  the transference  of which pursuant to this Agreement is not violative of any law or governmental edict.

         4. Victoria represents and warrants that it is authorized to enter into this Agreement.

         5. Seller  represents and warrants that the Brewery has total assets of

approximately   US14,200,000   and  total  gross   liabilities   not   exceeding

US$8,700,000   and  the  total   net   shareholders   equity  is   approximately

US$5,500,000. The Seller further represents and warrants that the Brewery is, in the last twelve (12) months passed,  had total gross  revenues of  approximately

US$15,500,000 and its net profit therefrom was approximately US$1,750,000.

         6. This Agreement shall be construed under the laws of the State of New York.

         7. This Agreement may be signed in one or more counterparts.

         IN WITNESS WHEREOF, the parties have set their hands and seal the first day, month and year above written.

                                       VICTORIA BEVERAGE COMPANY LIMITED

                                       By:   /s/ Nicole Hewson
                                       ---------------------------------
                                               Nicole Hewson, Director


                                       ANHUI LIU AN BEER COMPANY LTD.



                                       By:    /s/ Si Yi Zhong
                                       ---------------------------------
                                                Si Yi Zhong, President